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                                                                      Exhibit 23


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PENWEST, LTD. 1994 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PENWEST Savings and Stock Ownership Plan of our report dated October 12, 1995, with respect to the consolidated financial statements of PENWEST, LTD. included in the Annual Report (Form 10-K) for the year ended August 31, 1995.



Seattle, Washington
November 28, 1995